Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED & RESTATED ADVISORY AGREEMENT

This Amendment No. 1 to the Amended & Restated Advisory Agreement (this “Amendment”), dated as of December 31, 2015, is between Resource Innovation Office REIT, Inc., a Maryland corporation (the “Company”) and Resource Innovation Office Advisor, LLC, a Delaware limited liability company (the “Advisor”). This Amendment amends the Amended & Restated Advisory Agreement dated October 1, 2015, among the Company, the Advisor and, solely with respect to Article 16 thereof, the Sponsor (the “Advisory Agreement”).

W I T N E S S E T H

WHEREAS, the Company, the Advisor and the Sponsor are parties to the Advisory Agreement, pursuant to which the Advisor agreed to provide certain services to the Company and the Company agreed to provide certain compensation to the Advisor in exchange for such services; and

WHEREAS, the Company and the Advisor desire to amend the Advisory Agreement pursuant to this Amendment.

NOW, THEREFORE, the Company, the Advisor and the Sponsor hereby modify and amend the Advisory Agreement as follows:

1. Defined Terms. Capitalized terms used herein shall have the meanings set forth in the Advisory Agreement.

2. Amendments to the Advisory Agreement.

(a) The following term is hereby added to the definitions in Article I of the Advisory Agreement:

“Follow-On Offering” means a public offering of Shares that is registered by the Company with the SEC subsequent to the Initial Public Offering.

(b) Section 8.01 of the Advisory Agreement is hereby deleted and replaced with the following:

8.01 Acquisition Fees. As compensation for the investigation, selection, sourcing and acquisition or origination (by purchase, investment or exchange) of Properties, Loans and other Permitted Investments, the Company shall pay an Acquisition Fee to the Advisor for each such investment (whether an acquisition or origination). With respect to the acquisition or origination of a Property, Loan or other Permitted Investment to be owned by the Company or a Subsidiary, the Acquisition Fee payable to the Advisor shall consist of a 2.0% base acquisition fee and an additional contingent advisor payment (the “Contingent Advisor Payment”) of up to 1.85% the sum of the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the Property, Loan or other Permitted Investment, inclusive of the Acquisition Expenses associated with such Property, Loan or other Permitted Investment and the amount of any debt associated with, or used to fund the investment in, such Property, Loan or other Permitted Investment.

With respect to the acquisition or origination of a Property, Loan or other Permitted Investment through any Joint Venture or any partnership in which the Company or the Partnership is, directly or indirectly, a partner and which is not deemed a Subsidiary, the Acquisition Fee payable to the Advisor shall consist of a 2.0% base acquisition fee and an additional Contingent Advisor Payment of up to 1.85% of the portion that is attributable to the Company’s direct or indirect investment in such Joint Venture or partnership of the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the Property, Loan or other Permitted Investment, inclusive of the Acquisition Expenses associated with such Property, Loan or other Permitted Investment, and the amount of any debt associated with, or used to fund the investment in, such Property, Loan or other Permitted Investment.

The first $2.75 million of Contingent Advisor Payments payable to the Advisor (the “Contingent Advisor Payment Holdback”) will be retained by the Company until the later of (a) the termination of all public offerings of the Company’s common stock, including the Initial Public Offering and any Follow-On Offerings, and (b) June 10, 2017, at which time such amount shall be paid to the Advisor. Upon the date of effectiveness of each Follow-On Offering, if any, the Contingent Advisor Payment Holdback may increase, based upon the maximum offering amount in such Follow-On Offering and the amount sold in prior offerings.

The Contingent Advisor Payment will be payable contemporaneously with the payment of the base acquisition fee, as described below, and each such payment of the Contingent Advisor Payment shall not exceed the amount of then outstanding payments of selling commissions by the Sponsor under the Amended & Restated Dealer Manager Agreement dated October 1, 2015 among the Company, the Sponsor and the Dealer Manager, as amended (the “Dealer Manager Agreement”). For these purposes, the amount of “outstanding payments of selling commissions” by the Sponsor under the Dealer Manager Agreement shall equal the aggregate amount of selling commissions paid by the Sponsor under the Dealer Manager Agreement less the aggregate amount of Contingent Advisor Payments previously paid to the Advisor, provided that any Contingent Advisor Payments which were not paid to the Advisor on account of the Contingent Advisor Payment Holdback shall nonetheless be included in such calculation.

Notwithstanding anything herein to the contrary, the payment of Acquisition Fees by the Company shall be subject to the limitations on Acquisition Fees contained in (and defined in) the Charter. The Advisor shall submit an invoice to the Company following the closing or closings of each acquisition or origination, accompanied by a computation of the Acquisition Fee. Generally, the Acquisition Fee payable to the Advisor shall be paid at the closing of the transaction upon receipt of the invoice by the Company, subject to the Contingent Advisor Payment Holdback described above. However, the Acquisition Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Acquisition Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

(c) Section 8.02 is hereby deleted and replaced with the following:

8.02 Asset Management Fees. The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 1.0% of (a) prior to the date the Company first publishes its NAV, the Cost of Investments, without deduction for depreciation, bad debts or other non-cash reserves, as of the end of the current month and subject to the adjustments below and (b) following the date the Company first publishes its NAV, the Appraised Value and subject to the adjustments below.

For any month in which a Property, Loan or other Permitted Investment is disposed of, the Company shall prorate the portion of the Asset Management Fee related to that specific Property, Loan or other Permitted Investment by using a numerator equal to the number of days owned during the month of disposal, divided by a denominator equal to the total number of days in such month and add the resulting amount to the fee due for such month; and

For any month in which a Property, Loan or other Permitted Investment is acquired, the Company shall prorate the portion of the Asset Management Fee related to that specific Property, Loan or other Permitted Investment by using a numerator equal to the number of days in the month less the number of days owned during the month (including the full day of closing), divided by a denominator equal to the total number of days in such month and deduct the resulting amount from the fee due for such month.

The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. Generally, the Asset Management Fee payable to the Advisor for any month shall be paid on the last day of such month, or within the first three business days following the last day of such month. As an example, the Asset Management Fee calculated with respect to the Property, Loans, or other Permitted Investments owned at the end of the month of January shall be due and payable between January 31 and the third business day of February in any year.

The Asset Management Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Asset Management Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

3. Construction; Venue. The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Philadelphia, Pennsylvania.

4. Entire Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Amended & Restated Advisory Agreement as of the date and year first above written.

RESOURCE INNOVATION OFFICE REIT, INC.

By:	/s/ Alan F. Feldman
Name: Alan F. Feldman
Title: Chief Executive Officer

RESOURCE INNOVATION OFFICE ADVISOR, LLC

By:	/s/ Alan F. Feldman
Name: Alan F. Feldman
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Amended & Restated Advisory Agreement]